EXHIBIT 99.1
SUPPORT AGREEMENT
This Support Agreement, dated March 7, 2017 (this “Agreement”), is by and among Capital Senior Living Corporation (the “Company”), Arbiter Partners Capital Management LLC, Arbiter Partners QP, LP, Paul J. Isaac and Ross B. Levin (collectively, the “Arbiter Signatories”, and together with certain other persons referenced on Exhibit A and previously identified to the Company, the “Arbiter Group”).
In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.            Arbiter Group Voting and Related Items.  Upon execution of this Agreement, the Arbiter Signatories hereby irrevocably: (i) agree not to, and agree to use their reasonable best efforts to cause the other members of the Arbiter Group not to, directly or indirectly, nominate any person for election to the board of directors of the Company (the “Board”) at the Company’s 2017 Annual Meeting of its stockholders (the “2017 Annual Meeting”) or, prior to the end of the Restricted Period, at any special meeting of stockholders of the Company (each, a Special Meeting”), submit any proposal for consideration at, or bring any other business before, the 2017 Annual Meeting or, prior to the end of the Restricted Period, any Special Meeting, or initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2017 Annual Meeting or, prior to the end of the Restricted Period, any Special Meeting and (ii) agree to, and agree to use their reasonable best efforts to cause the other members of the Arbiter Group to, appear in person or by proxy and cause all shares of Company common stock (“Common Stock”) over which they have the right to vote or direct the voting to be present for quorum purposes and voted (or consent to be given (if applicable)) at the 2017 Annual Meeting and at any Special Meeting that may be held prior to the end of the Restricted Period, (w) in favor of all nominees for director and any other proposals recommended by the Board (except regarding any Extraordinary Transaction (as defined below)), (x) against any nominees for director and any other proposals not recommended by the Board (except regarding any Extraordinary Transaction), (y) against any stockholder proposals to remove any director and (z) in favor of (A) the Company’s “say-on-pay” proposal and (B) the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm.  The Arbiter Signatories shall, and shall cause their respective Affiliates (as defined below) to, and shall use their reasonable best efforts to cause the other members of the Arbiter Group and such other members’ respective Affiliates to, take each of the required actions (or refrain from taking each of the prohibited actions) set forth in this Section 1, as applicable, and shall not, and shall cause their respective Affiliates not to, and shall use their reasonable best efforts to cause the other members of the Arbiter Group and such other members’ respective Affiliates not to, publicly or privately encourage or support any other stockholder of the Company to take any action in violation of this Section 1.

2.            Board Matters.
(a)	The Company will, promptly after the date hereof, add Paul J. Isaac and Ross B. Levin (each, an “Arbiter Designee”) to the Board by (i) appointing Paul J. Isaac to fill the current vacancy on the Board and (ii) increasing the size of the Board from nine to ten members (which number shall not be further increased during the Restricted Period (as defined below), other than as may be necessary or desirable in connection with a merger, business combination or similar transaction with, or sale of securities to or other material investment from, a bona fide third party and which number shall automatically be reduced from ten to nine members at the Expiration Date (as defined below)), and appointing Ross B. Levin to fill the newly-created vacancy. Each Arbiter Designee shall be appointed to serve for a term expiring at the Company’s 2018 Annual Meeting of its stockholders (the “2018 Annual Meeting”).
(b)	The Arbiter Signatories agree to provide, or cause to be provided, to the Company such information as is required to be disclosed in proxy statements under applicable law or is otherwise necessary for appointment of an Arbiter Designee to the Board or inclusion of an Arbiter Designee on a slate of directors, as applicable.
(c)	The Company covenants and agrees that it shall notify the Arbiter Designees, in writing, of whether or not such designees will be nominated for re-election to the Board at the 2018 Annual Meeting, which notification will be provided by the earlier of (i) thirty (30) days before the deadline, if any, for submission of stockholder nominations for director for the 2018 Annual Meeting or (ii) 90 days prior to the first anniversary of the 2017 Annual Meeting (such earlier date, the “Notification Deadline”). The parties acknowledge that the Company shall not be obligated to so nominate the Arbiter Designees.
3.            Standstill. From the date of this Agreement to the Expiration Date (the “Restricted Period”), without the prior written consent of the Board, the Arbiter Signatories shall not, and shall not permit any of their respective Affiliates, or any of the Arbiter Signatories’ or their respective Affiliates’ directors, officers, employees, consultants or representatives to, and shall use their reasonable best efforts to not permit any other members of the Arbiter Group or any of such other members’ respective Affiliates, or any of such other members’ or such other members’ respective Affiliates’ directors, officers, employees, consultants or representatives, to, directly or indirectly, alone or in concert with any person:
(a)	engage in any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or in any referendum (whether binding or otherwise) of stockholders of the Company or become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents or in any such referendum other than at the Board’s direction, or encourage, assist, advise or influence any other person or assist any third party in so encouraging, assisting, advising or influencing any person with respect to the giving or withholding of any proxy, consent or other authority in any such solicitation of proxies, consents or other authority or any such referendum other than consistent with the Board’s recommendation in connection with such matter, or publicly disclose how it intends to vote or act on any such matter; provided, however, that the Arbiter Group may publicly disclose how it intends to vote (i) in any such proxy solicitation or referendum if and solely to the extent required by applicable subpoena, legal process, or other legal requirement (except for such requirement that arises as a result of the actions of the Arbiter Group otherwise in violation of this Section 3) or (ii) with respect to any Extraordinary Transaction that has already been publicly announced by or on behalf of the Company;
(b)	form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or otherwise act in concert with any other person (other than Affiliates or Associates of the Arbiter Group which agree to be bound by this Agreement), in each case, with respect to any Company Securities;
(c)	effect, seek to effect or support, whether alone or in concert with others, any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or a majority of its securities or a majority of its assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict the Arbiter Group from tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board); or take any action, alone or in concert with others, in support of or make any proposal or request that constitutes: (i) advising, controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or (except as provided in Section 2 above) to fill any vacancies on the Board, (ii) any material change in the capitalization or dividend policy of the Company, or (iii) any other material change in the Company’s executive management, business, corporate strategy or corporate structure;
(d)	enter into a voting trust, arrangement or agreement or subject any Voting Securities to any voting trust, arrangement or agreement, in each case other than solely with other Affiliates of the Arbiter Group, with respect to Voting Securities now or hereafter owned by it;

(e)	institute any litigation against the Company, its directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or Affiliates (whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise) other than as may be necessary to enforce the terms of this Agreement;
(f)	enter into any discussions, negotiations, agreements or understandings with any third party with respect to any of the foregoing, or advise, assist, intentionally encourage or seek to persuade any third party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing;
(g)	seek to call, or request the calling of, a special meeting of the stockholders or seek to make, or make, a stockholder proposal at any meeting of the stockholders of the Company;
(h)	make any request or submit any proposal to amend or waive any of the terms of this Agreement, in each case, which would reasonably be expected to result in a public announcement or public disclosure of such request or proposal;
(i)	purchase or acquire by other means, or enter into an agreement to purchase or acquire, beneficial ownership of Voting Securities of the Company such that, after giving effect to such purchase or acquisition, the Arbiter Group’s beneficial ownership of Company Common Stock would exceed fifteen and twenty-five hundredths percent (15.25%) of the issued and outstanding Voting Securities of the Company (based on information set forth in the most recent quarterly or annual report and any current report subsequent thereto, filed by the Company with the SEC); provided, that this Section 3(i) and the other provisions of this Agreement do not constitute, and shall not be construed in any respect as, an approval by the Board or any other Person, under Section 203 of the Delaware General Corporation Law, of any transaction involving the purchase or other acquisition of beneficial ownership of Voting Securities by the Arbiter Group (including the acquisition of 15.00% or more of such Voting Securities).
(j)	other than in sale transactions on the NYSE or through a broker or dealer where the identity of the purchaser is not known, sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, Common Stock or any derivatives relating to Common Stock to any third party that either (i) has filed a Schedule 13D with respect to the Company or (ii) to the knowledge of the Arbiter Group, has run (or publicly announced an intention to run) a proxy contest or consent solicitation with respect to another company in the past three years (but, in the case of this clause (ii), only if the Arbiter Group knows, after reasonable inquiry, that the third party has, or will as a result of the transaction have, beneficial ownership of more than 5% of the Common Stock).
The Arbiter Signatories, jointly and severally, agree to be responsible for any action or omission by any of the following that would constitute a breach of this Agreement if directly or indirectly taken or omitted by any member of the Arbiter Group: any consultants, agents, representatives, attorneys, Affiliates and advisors of the Arbiter Signatories, to the extent such persons are directly or indirectly acting on behalf of the Arbiter Signatories.  For the avoidance of doubt, nothing in this Agreement shall limit the ability of the Arbiter Designees to act in accordance with their fiduciary duties in their individual capacities as directors of the Company.
4.            Representations and Warranties of All Parties; Representations and Warranties of the Arbiter Group.  Each of the parties represents and warrants to the other party that: (a) such party has all requisite corporate or limited liability company power (or legal capacity, as applicable) and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party; and (d) there is currently no pending or outstanding litigation between the Arbiter Group and the Company or any of its subsidiaries.  The Arbiter Signatories hereby represent and warrant to the Company, on their own behalf and on behalf of the other members of the Arbiter Group, that as of the date hereof, (i) the Arbiter Group beneficially owns in the aggregate 4,490,769 shares of Common Stock, of which 4,190,814 shares are owned by the Arbiter Signatories; and (ii) neither the Arbiter Group nor any of its Affiliates is a member of a “partnership, limited partnership, syndicate, or other group” with any person or entity outside of the Arbiter Group within the meaning of Section 13(d) of the Exchange Act.
5.            Press Release; Non-Disparagement.  The parties agree that the Company and the Arbiter Group shall jointly issue a press release promptly following the execution of this Agreement announcing the entry into this Agreement, in the form attached hereto as Exhibit B, and none of the parties to this Agreement shall issue any other press release with respect to the matters specified herein.  During the Restricted Period, each party hereto agrees that it will not, and will cause its Affiliates, Associates (as defined below), directors, officers and employees not to, and will direct its agents, representatives, attorneys and advisors not to, make, or cause to be made, any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages, impugns or is reasonably likely to damage the reputation of, (i) in the case of statements or announcements made by the Arbiter Group, the Company or any of  its current or former officers, directors or employees, or (ii) in the case of statements or announcements made by the Company, the Arbiter Group or any of its current or former officers, directors, partners, employees or advisors, in each of the cases in clauses (i) or (ii), in any public communication or in any communication that would reasonably be expected to enter the public domain.  The foregoing shall not restrict the ability of any person to (i) comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or (ii) make private statements to directors of the Board in a manner in which public dissemination of such statements would not be reasonably anticipated.
6.            Definitions. As used in this Agreement, the term (a) “person” shall be interpreted broadly to include, among others, any individual, general or limited partnership, corporation, limited liability or unlimited liability company, joint venture, estate, trust, group, association or other legal entity of any kind or structure; (b) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, and as to any person shall include persons who become Affiliates of such person subsequent to the date of this Agreement; (c) “Associate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, and as to any person shall include persons who become Associates of such person subsequent to the date of this Agreement; (d) “Voting Securities” shall mean the shares of the Common Stock and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; (e) “business day” shall mean any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed; (f) “beneficially own”, “beneficially owned” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; and (g) “Expiration Date” means the earlier of (i) the first date after the Notification Deadline that none of the Arbiter Designees serves on the Board; or (ii) the date of the 2018 Annual Meeting.

7.            No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
8.            Further Assurances.  From and after the execution of this Agreement until the end of the Restricted Period the parties shall cooperate with each other in good faith in order to implement and carry out the intent of this Agreement.
9.            Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.
10.            Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:
If to the Company:
Capital Senior Living Corporation
14160 Dallas Parkway, Suite 300
Dallas, Texas 75254
Attention:	David R. Brickman
Senior Vice President, Secretary and General Counsel
Email:	dbrickman@capitalsenior.com
If to the Arbiter Group:
Arbiter Partners Capital Management, LLC
530 Fifth Avenue 20th Floor
New York, New York 10036
Attention:	Joshua Musher
Email:	jmusher@arbiterpartners.net
11.            Severability.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
12.            Counterparts.  This Agreement may be executed in two or more counterparts (and may be delivered in portable document format (.pdf)), all of which together shall constitute a single agreement.
13.            Successors and Assigns. This Agreement shall not be assignable or assigned, directly or indirectly, by operation of law or otherwise, by any of the parties to this Agreement.
14.            No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.
15.            Fees and Expenses.  Except as otherwise specified herein, each party shall bear its own fees, costs and expenses with respect to the negotiation, drafting and execution of this Agreement, including the fees, costs and expenses of its financial advisors, accountants and counsel.
16.            Remedies; Forum and Governing Law.  The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that in addition to other remedies that any other party shall be entitled to at law or equity, such other party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware.  In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.  Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
17.            Interpretation and Construction.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The term “including” shall be deemed to mean “including without limitation” in all instances.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.
Very truly yours,

CAPITAL SENIOR LIVING CORPORATION

By:	/s/ Lawrence A. Cohen
	Name:	Lawrence A. Cohen
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

Accepted and agreed as of the date first written above:

ARBITER PARTNERS CAPITAL MANAGEMENT LLC

By:	/s/ Paul J. Isaac
	Name:	Paul J. Isaac
	Title:	Managing Member

ARBITER PARTNERS QP, LP

By:	/s/ Paul J. Isaac
	Name:	Paul J. Isaac
	Title:	Portfolio Manager

PAUL J. ISAAC

/s/ Paul J. Isaac
Paul J. Isaac

ROSS B. LEVIN

/s/ Ross B. Levin
Ross B. Levin

[Signature Page to Support Agreement]

Exhibit A

*Arbiter Partners Capital Management LLC Managed by Arbiter Partners Capital Management:
*Arbiter Partners QP LP
Third-party managed account client (to the extent of securities held from time to time in managed accounts managed by Arbiter Partners Capital Management LLC)

Principals of Arbiter Partners Capital Management:
*Paul J. Isaac
*Ross B. Levin

Certain Additional Persons Who May Be Deemed Affiliates or Associates of Arbiter Partners Capital Management:
Certain persons previously identified to the Company

* Indicates joint and several liability, in accordance with Section 3.

Exhibit B

Press Release

[Attached.]

Capital Senior Living Corporation Appoints Paul J. Isaac
and Ross B. Levin as New Independent Directors

DALLAS, Texas—March 8, 2017—Capital Senior Living Corporation (the “Company” NYSE:CSU), one of the nation’s largest operators of senior housing communities, announced today the appointment of Paul J. Isaac and Ross B. Levin of Arbiter Partners Capital Management, LLC (“Arbiter”) to its Board of Directors, effective March 7, 2017. The appointments of Messrs. Isaac and Levin fill the vacant Board seat following the passing of Board member Keith Johannessen in December 2016, and expand the Board to 10 directors, nine of whom are independent.  Arbiter and related parties currently own approximately 4.49 million shares of Capital Senior Living, representing approximately 14.95% of the total shares outstanding, making the Arbiter group the Company’s largest shareholder.

Paul Isaac is the founder and CEO of Arbiter and has a broad range of investment experience. He currently serves as a director of Irex Corporation (North Lime Holdings). Ross Levin is the Director of Research for Arbiter, currently serves as a director of Mood Media Corporation, and is a former director of American Community Properties Trust and Presidential Life Corporation.

Lawrence A. Cohen, Chief Executive Officer and Vice Chairman of Capital Senior Living, stated, “We welcome Paul and Ross to the Board. Both are accomplished investors who complement the extensive expertise and talent of our existing board members, and who bring with them the important perspective of a large shareholder. We look forward to leveraging Paul and Ross’ insights as we continue to execute on our long-term, real estate strategy and enhance value for all shareholders.”

“Ross and I are honored to join the Board at this opportune time in the Company’s history,” said Mr. Isaac. “Capital Senior Living is executing a differentiated real estate strategy to drive growth and shareholder value. We believe the Company is uniquely positioned for continued success in a fragmented market.  We look forward to working closely with our colleagues on the Board to achieve our mutual goal of generating additional value for Capital Senior Living shareholders.”

The Board appointments are pursuant to a Support Agreement (the “Agreement”) entered into between Capital Senior Living Corporation and Arbiter. The Agreement will remain in effect for a one year term, and includes customary standstill and voting commitments. The full Agreement will be included as an exhibit to a Current Report on Form 8-K and filed by the Company with the Securities Exchange Commission.

About the Company

Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating strategy is to provide value to residents by providing quality senior housing services at reasonable prices. The Company’s communities emphasize a continuum of care, which integrates independent living, assisted living, and home care services, to provide residents the opportunity to age in place. The Company operates 129 senior housing communities in geographically concentrated regions with an aggregate capacity of approximately 16,500 residents.

Safe Harbor

The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, refinancing, community sales, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.

For information about Capital Senior Living, visit www.capitalsenior.com.

Contact Carey Hendrickson, Chief Financial Officer, at 972-770-5600 for more information.